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                               EXHIBIT 10.22.5





Prepared by and return to:
Timothy A. Burleigh
P.O. Box 59
Jacksonville, FL 32201



FHLMC Loan Number: 734079214

                     ASSUMPTION AND MODIFICATION AGREEMENT

         THIS ASSUMPTION AND MODIFICATION AGREEMENT is made effective as of the 26th day of June, 1996, by and among THE CRESTMARK CLUB, L.P., a Georgia limited partnership ("Borrower"); ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership ("New Borrower"); and FEDERAL HOME LOAN MORTGAGE CORPORATION ("Noteholder").

                                    RECITALS

         A. Borrower obtained a loan (the "Loan") from COMMONWEALTH OF PENNSYLVANIA STATE EMPLOYEES' RETIREMENT BOARD, an independent administrative board of the Commonwealth of Pennsylvania, transacting business as the Commonwealth of Pennsylvania State Employees' Retirement System ("Lender"), which loan is secured by certain real property and improvements thereon (the "Property") known as Crestmark Apartments, located in Lithia Springs, Douglas County, Georgia, as more particularly described in Exhibit A, attached to and made a part of this Agreement by this reference.

         B. Borrower executed a Note evidencing the Loan dated April 27, 1994, in the original principal amount of $10,100,000.00, payable to Lender.

         C. To secure repayment of the Loan, Borrower executed and delivered to Lender a Deed to Secure Debt and Security Agreement (the "Security Instrument") of even date with the Note, naming Lender as Grantee, which is recorded in Book 879, page 444, in the


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Records of the Clerk of the Superior Court of Douglas County, Georgia.

         D. Lender sold the Note and assigned the Security Instrument to Noteholder, which is now the owner and holder of the Note.

         E. The Note, Security Instrument, and every other document executed by Borrower in connection with the Note and Security Instrument are referred to collectively in this Agreement as the "Loan Documents."

         F. Borrower transferred all of its right, title, and interest in and to the Property to New Borrower by the merger of Borrower with and into the New Borrower pursuant to the Georgia Revised
Uniform Limited Partnership Act as evidenced by the Articles of Merger filed with the Secretary of State of Georgia (the "Partnership Merger"); a Certificate of Merger is being recorded in the Records of the Clerk of the Superior Court of Douglas County, Georgia, contemporaneously with the recording of this Agreement. By virtue of the Partnership Merger, Borrower ceases to exist and all assets of Borrower have become the property of New Borrower, and all liabilities of Borrower are now the liabilities of New Borrower, including without limitation the liabilities evidenced by the Loan Documents.

         G. New Borrower desires to assume all of Borrower's rights, obligations, and liabilities created or arising under the Loan Documents, with certain modifications, as set forth in this Agreement.

         H. Borrower desires to be released by Noteholder from any and all obligations and liabilities under the terms and provisions of the Loan Documents.

         I. Subject to the full satisfaction of all conditions set forth below, Noteholder has agreed to consent to New Borrower's assumption of the Loan and to release Borrower from further liability (except as provided in this Agreement), all as set forth below.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Assumption of Obligations; Rights of Noteholder. New Borrower covenants, promises, and agrees that New Borrower shall unconditionally assume and be bound by all terms, provisions, and covenants of the Loan Documents as if New Borrower had been the original maker of the Note and Security Instrument, and New Borrower shall pay all sums to be paid and otherwise perform each and every obligation to be performed by Borrower in accordance


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with the terms and conditions of the Loan Documents, subject to the non-recourse provisions contained therein.

         2. Affirmation of New Borrower. New Borrower agrees that the Loan Documents are and shall be and remain in full force and effect, enforceable in accordance with their terms. The Property shall remain subject to the security title, lien, charge, and encumbrance of the Security Instrument, and nothing contained in this Agreement or done pursuant to this Agreement shall affect or be construed to affect the security title, lien, charge, and encumbrance of the Security Instrument or the priority of the Security Instrument over other liens, charges, and encumbrances, or to release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Note and the Security Instrument, except as expressly provided in this Agreement.

         3. Subordination of Rights of Borrower and New Borrower. Any indebtedness of Borrower to New Borrower, or of New Borrower to Borrower, now or hereafter existing, together with any interest thereon, is hereby subordinated to any indebtedness of Borrower or New Borrower to the Noteholder under the Loan Documents, any collection or receipts with respect to any such indebtedness of Borrower to New Borrower, or of New Borrower to Borrower shall be collected, enforced and received by New Borrower or Borrower (as applicable) in trust for the benefit of the Noteholder, and shall be paid over to the Noteholder on account of the indebtedness of Borrower and New Borrower to the Noteholder, but without impairing or affecting in any manner the liability of the Borrower or New Borrower under the other provisions of the Loan Documents and this Assumption Agreement.

         4. Modification of Note and Security Instrument. Noteholder and New Borrower agree that the provisions of the Note and Security Instrument are hereby modified by deleting subparagraph (v) of the penultimate paragraph of paragraph 4 of Schedule 3 (Further Stipulations) of Exhibit C to the Security Instrument, as amended by that certain First Amendment to Deed to Secure Debt and Security Agreement recorded in Book 899, page 214, in the Records of the Clerk of the Superior Court of Douglas County, Georgia, so that Roberts (as defined in the Security Instrument) does not and is not required to personally guarantee the payment of the Note or the performance of either Borrower or New Borrower in respect to the Security Instrument or the Loan.

         5.      Representations.  Borrower hereby represents and warrants to
Noteholder:

                 a. As of the date hereof, the amount of the unpaid indebtedness under the Note is Nine Million Eight Hundred Sixty Thousand Six Hundred Sixty-eight and 86/100 Dollars ($9,860,668.86).

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         b.      Interest at the rate set forth in the Note has been paid to
Noteholder in full through and until May 31, 1996.

         c. All of the representations and warranties in the Loan Documents are true as of the date on which Borrower executes this Agreement.

         d. No event of default (or event which, with the giving of notice or the passage of time or both, would be an event of default) has occurred or is continuing under the Loan Documents.

         e. Borrower has no claims, offsets, defenses, or counterclaims of any kind to its performance under, or Noteholder's enforcement of, the Note and the other Loan Documents; and to the extent any such counterclaims, setoffs, defenses, or other causes of action may exist, whether known or unknown, Borrower waives all such items. Borrower acknowledges that all of Noteholder's actions in connection with the Loan have been in compliance with the terms of the applicable Loan Documents, and Borrower acknowledges and agrees that Noteholder has not breached or failed to perform any duty or obligation that Noteholder may owe Borrower.

         f. There are no suits or actions threatened or pending which affect the enforcement or validity of the Note, the Security Instrument, and the Loan Documents, or any of them.

     6. Additional obligations. New Borrower shall execute, acknowledge, and deliver UCC-3 Statements of Change and such other documents as Noteholder may reasonably require to document the transaction described in this Agreement. The failure of New Borrower to comply with the foregoing additional obligations shall constitute a default under the Loan Documents, and Noteholder shall be entitled to exercise all remedies available to it under the terms of the Loan Documents.

     7.  Release of Borrower.  In reliance upon Borrower's and New
Borrower's representations and warranties in this Agreement, Noteholder hereby releases Borrower and Roberts, in his capacity as general partner of Borrower, from any and all obligations under the terms and provisions of the Loan Documents; provided, however, that Borrower is not released from any liability pursuant to paragraph 1.16 of the Security Instrument. If any material element of such representations and warranties is false, then this release will be cancelled as of the date of this Agreement and Borrower will remain obligated under the Loan Documents as though there has been no release.

     8. Expenses. New Borrower's execution of this Agreement shall constitute New Borrower's agreement to pay all expenses incurred by the Noteholder in connection with this assumption, including without limitation the payment of any title endorsement costs, attorneys' fees, and assumption fees required by

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Noteholder.

         9.      Miscellaneous.

                 a. This Agreement shall be binding upon and shall inure to the benefit of the parties to the Agreement and their respective heirs, successors, and permitted assigns.

                 b. Except as expressly modified by this Agreement, the Note, the Security Instrument, and all other Loan Documents shall be unchanged and remain in full force and effect, and are hereby expressly approved, ratified, and confirmed. No provision of this Agreement that is held to be inoperative, unenforceable, or invalid shall affect the remaining provisions, and to this end all provisions hereof are hereby declared to the severable.

                 c.       Time is of the essence in this Agreement.

                 d. This Agreement may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                 e. This Agreement shall be construed in accordance with the laws of the jurisdiction in which the Property is located.

                 f. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                 g. All notices given pursuant to this Agreement or any of the Loan Documents must be in writing and will be effectively given if personally delivered or if mailed, postage prepaid, certified or registered mail, return receipt requested, to the addresses of the parties set forth below or to such other address as any party subsequently may designate in writing.

                 h. An executed original of this Agreement shall be (i) attached permanently to the Note as an amendment thereto and (ii) recorded in the Records of the Clerk of the Superior Court of Douglas County, Georgia, as a modification to the Security Instrument.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

                                    BORROWER

Signed and sealed in the            THE CRESTMARK CLUB, L.P.,
presence of:                        a Georgia limited partnership


/s/ Brian L. Sullivan             By   /s/ Charles S. Roberts
- ---------------------------            -----------------------------
Unofficial Witness                      Charles S. Roberts, its
Print /s/ Brian L. Sullivan                 sole general partner
      ---------------------
 /s/ Cydney L. Troope               Address for Notice to Borrower:
- ---------------------------         8010 Roswell Road, Suite 120
Notary Public                       Atlanta, Georgia 30350
Print /s/ Cydney L. Troope
     ----------------------
My commission expires:


      (NOTARIAL SEAL)
      (NOTARIAL STAMP)              NEW BORROWER

                                    ROBERTS PROPERTIES RESIDENTIAL,
                                    L.P., a Georgia limited
                                    partnership

Signed and sealed in the            By Roberts Realty Investors, Inc.
presence of:                           a Georgia corporation
                                       its sole general partner

 /s/ Brian L. Sullivan
- ---------------------------            By /s/ Charles S. Roberts
Unofficial Witness                        -------------------------------
Print /s/ Brian L. Sullivan               Charles S. Roberts,
      ---------------------               Its President
                                              ---------------------------
 /s/ Cydney L. Troope
- ---------------------------            Address for Notice to Borrower:
Notary Public                          8010 Roswell Road, Suite 120
Print /s/ Cydney L. Troope             Atlanta, Georgia 30350
     ----------------------
My commission expires:

       (Notarial Seal)
       (Notarial Stamp)


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                                     CONSENTED TO BY NOTEHOLDER:

Signed and sealed in the             FEDERAL HOME LOAN MORTGAGE
presence of:                         CORPORATION

 /s/ Joan C. Price                   By  /s/ Rebecca Wallach
- -----------------------                 -------------------------
Unofficial Witness                      Print Rebecca Wallach
Print  Joan C. Price                    Its Assistant Treasurer
 /s/ Mitsuo S. Aoyama
- -----------------------              Address for Notice to Noteholder:
Notary Public                        c/o Legg Mason Real Estate Services
Print Mitsuo S. Aoyama               South, Inc.
     ------------------              15280 N.W. 79th Court
My commission expires:               Suites 101 & 102
                                     Miami Lakes, FL 33016-5852


    (Notarial Seal)



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